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                                                                EXHIBIT 10.1(d)




                              INDEMNITY AGREEMENT


         This Indemnity Agreement ("Agreement") is made as of August 6, 1997, by PACIFIC UNITED, L.P., a Texas limited partnership ("Indemnitor"), in favor of BANK OF AMERICA TEXAS, N.A. ("Bank").

                               FACTUAL BACKGROUND

         A. Indemnitor is executing this Agreement to induce Bank to make a term loan (the "Loan") to Indemnitor in the principal amount of Three Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($3,675,000.00).

         B. The Loan is evidenced by a promissory note of even date herewith (the "Note") made payable to Bank in the principal amount of the Loan. The Loan is secured by, among other things, a deed of trust covering the real property located in Dallas County, Texas, described in Exhibit A attached hereto ("Deed of Trust").

         C. Because Bank is making the Loan and obtaining the Deed of Trust, Bank may potentially become subject to certain costs, risks and liabilities. Among other things, Bank may become subject to liabilities or alleged liabilities relating to environmental conditions as an "owner" or "operator" under applicable environmental law. These costs and liabilities may arise before or after repayment of the Loan, and before or after foreclosure under the Deed of Trust. Because these costs and liabilities, if they occur, will be the result of Bank's agreement to make the Loan, and in consideration of that agreement, Bank and Indemnitor have agreed as set forth below.

I.       DEFINITIONS

         In addition to any terms defined elsewhere in this Agreement, as used in this Agreement:

         1.1 "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutants" or which is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

         1.2 "Indemnified Costs" means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank's counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property, as defined below, or any other property), or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources.

         1.3 "Indemnified Parties" means and includes Bank, its parent, subsidiary and affiliated companies, assignees of any of Bank's interest in the Loan or the Loan Documents,
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owners of participation or other interests in the Loan or the Loan Documents, or any of its affiliates, and the officers, directors, employees and agents of each of them.

         1.4 "Loan Documents" means the Note, the Deed of Trust, this Agreement, and the other documents executed in connection therewith.

         1.5 "Property" means all property that is or was at any time encumbered by the Deed of Trust, which may later include any and all property previously released from it.

         1.6 "Reference-based Rate" means the rate of interest defined as such in the Note.

II.      INDEMNITY AGREEMENT.

         2.1 INDEMNITY REGARDING HAZARDOUS SUBSTANCES. Indemnitor indemnifies, defends and holds the Indemnified Parties harmless from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property, including:

                 (a) any claim for such Indemnified Costs asserted by any federal, state or local governmental agency, including the United States Environmental Protection Agency and the Texas Natural Resource Conservation Commission, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an "owner" or "operator" of the Property under any law relating to Hazardous Substances; and

                 (b) any such Indemnified Costs claimed against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Indemnitor, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in an or any portion of the Property; any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance; and

                 (c) any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Substances, or which any Indemnified Party reasonably believes at any time must be incurred to protect the public health or safety; and

                 (d) any such Indemnified Costs resulting from currently existing conditions in, on or around the Property, whether known or unknown by Indemnitor or the Indemnified Parties at the time this Agreement is executed, and any such Indemnified Costs resulting from the activities of Indemnitor, Indemnitor's tenants, or any other person in, on or around the Property.

         2.2 INDEMNITY REGARDING CONSTRUCTION AND OTHER RISKS. Indemnitor indemnifies, defends and holds the Indemnified Parties harmless from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from construction of any improvements on
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the Property, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to the Property; or breach of any material representation or warranty made or given by Indemnitor to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of the Property; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Indemnitor or any other person or entity in connection with the ownership, sale, operation or development of the Property.

         2.3 DEFENSE OF INDEMNIFIED PARTIES. Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with Indemnitor or any other in the person, all at Indemnitor's own cost and by counsel to be approved by the Indemnified Party exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the reasonable expense of Indemnitor.

         2.4 REPRESENTATION AND WARRANTY REGARDING HAZARDOUS SUBSTANCES. Before signing this Agreement, Indemnitor researched and inquired into the previous uses and owners of the Property. Based on that due diligence, Indemnitor represents and warrants that to the best of its knowledge, no Hazardous Substance has been disposed of or released, or otherwise now exists, in, on, under or around the Property, except as Indemnitor has disclosed to Bank in writing, as set forth in that certain Phase I Environmental Site Assessment delivered to Bank by Indemnitor.

         2.5 COMPLIANCE REGARDING HAZARDOUS SUBSTANCES. Indemnitor has complied, and shall comply and use its best efforts to cause all tenants and any other persons who may come upon the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property. Indemnitor also has complied and shall comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Property.

         2.6 NOTICES REGARDING HAZARDOUS SUBSTANCES. Indemnitor shall promptly notify Bank if it knows, suspects or believes there may be any Hazardous Substance in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Indemnitor or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

         2.7 SITE VISITS, OBSERVATIONS AND TESTING. The Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any
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other applicable governmental law.  Neither Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. Any Indemnified Party shall give Indemnitor reasonable notice before entering the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with Indemnitor's use of the Property in exercising any rights provided in this Section.

         2.8 COSTS AND EXPENSES. Indemnitor agrees to pay all of the Indemnified Parties' reasonable costs and expenses, including attorneys' fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action or arbitration proceeding. From the time(s) incurred until paid In full to the Indemnified Party, those sums shall bear interest at the Reference-based Rate.

3.       INDEMNITOR'S AGREEMENTS AND WAIVERS.

         3.1 RIGHTS OF BANK. Indemnitor authorizes Bank to perform any or all of the following acts at any time in its sole discretion, all without notice to Indemnitor and without affecting Indemnitor's obligations under this
Agreement:

         (a)     [Intentionally omitted].

         (b) Bank may take and hold security for the Loan or this Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, and sell or otherwise dispose of any such security.

         (c) Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Agreement, and Bank may also bid at any such sale.

         (d) Bank may apply any payments or recoveries from Borrower, Indemnitor or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as Bank may elect.

         (e) Bank may release Borrower of its liability for the Loan or any part of it.

         (f) Bank may substitute, add or release any one or more guarantors or endorsers.

         (g) In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Indemnitor's liability under this Agreement.

         Nothing in this Section 3.1 shall be construed to constitute a consent by Borrower to any action by Bank not permitted under the terms of the other Loan Documents or by applicable law.
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         3.2     ABSOLUTE INDEMNITY.  Indemnitor expressly agrees that until the Loan is paid in full and all obligations of the Borrower under the Loan Documents have been fully performed, Indemnitor shall not be released by or because of:

         (a) Any act or event which might otherwise discharge, reduce, limit or modify Indemnitor's obligations under this Agreement;

         (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, Indemnitor or any security;

         (c) Any action, omission or circumstance which might increase the likelihood that Indemnitor may be called upon to perform under this Agreement or which might affect the rights or remedies of Indemnitor as against Borrower; or

         (d) Any dealings occurring at any time between Borrower and Bank, whether relating to the Loan or otherwise.

         Indemnitor hereby expressly waives and surrenders an defense to their liability under this Agreement based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Agreement that the obligations of Indemnitor under it shall be absolute and unconditional under any and all circumstances.

         3.3     INDEMNITOR'S WAIVERS.  INDEMNITOR HEREBY WAIVES:

         (a) Any right it may have to require Bank to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank's power to pursue;

         (b) Any defense based on any claim that Indemnitor's obligations exceed or are more burdensome than those of Borrower;

         (c)     Any defense based on: (i) any legal disability of Borrower,
(ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;

         (d) Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;

         (e) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration,
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notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

         (f) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan or any part of it.

         3.4     WAIVERS OF SUBROGATION AND OTHER RIGHTS.

         (a) Upon a default by Borrower, Bank in its sole discretion, without prior notice to or consent of Indemnitor, may elect to do any one or more of the following: W foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or one or more Indemnitor, and/or (iv) exercise any other remedy against Borrower or any security. No such action by Bank shall release or limit the liability of Indemnitor, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive one or more Indemnitor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law or otherwise. Indemnitor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

         (b) Regardless of whether Indemnitor may have made any payments to Bank under this Agreement, until the Loan and all obligations under this Agreement have been paid and performed in full, Indemnitor waives: G) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Bank under this Agreement, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, Gi) all rights to enforce any remedy that Bank may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Bank for the Loan. Further, Indemnitor expressly waives each and every right, if any, to which it may be entitled by virtue of the suretyship law of the State of Texas, including without limitation, any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Articles 1986 and 1987, Revised Civil Statutes of Texas and Chapter 34 of the Texas Business and Commerce Code.

         3.5 REVIVAL AND REINSTATEMENT. If Bank is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Loan because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of each Indemnitor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.

         3.6 REPRESENTATION AND WARRANTY REGARDING HAZARDOUS SUBSTANCES. Before signing this Agreement, Indemnitor researched and inquired into the previous uses and owners of the Property. Based on that due diligence, Indemnitor represents and warrants that to the best of its knowledge, no Hazardous Substance has been disposed of or released, or otherwise now exists, in, on, under or around the Property, except as Indemnitor has disclosed to Bank in
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writing as set forth in that certain Phase I Environmental Site Assessment delivered to Bank by Indemnitor.

         3.7 COMPLIANCE REGARDING HAZARDOUS SUBSTANCES. Indemnitor has complied, and shall comply and shall use its best efforts to cause all tenants and any other persons who May come upon the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property. Indemnitor also has complied and shall comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Property.

         3.8 NOTICES REGARDING HAZARDOUS SUBSTANCES. Indemnitor shall promptly notify Bank if it knows, suspects or believes there may be any Hazardous Substance in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Indemnitor or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

         3.9 SITE VISITS, OBSERVATIONS AND TESTING. The Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. Any Indemnified Party shall give Indemnitor reasonable notice before entering the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with Indemnitor's use of the Property in exercising any rights provided in this Section.

         3.10 COSTS AND EXPENSES. Indemnitor agrees to pay all of the Indemnified Parties' reasonable costs and expenses, including attorneys' fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action or arbitration proceeding. From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the Reference-based Rate.

         3.11 REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:

                 (a) All financial statements and other financial information furnished or to be furnished to Bank are or will be true and correct and do or will fairly represent the financial condition of such Indemnitor (including all contingent liabilities);
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                 (b)      All financial statements of Indemnitor were or will
be prepared in accordance with sound accounting principles, consistently applied; and

                 (c) There has been no material adverse change in Indemnitor's financial condition since the dates of the statements most recently furnished to Bank.

         3.12 ADDITIONAL AND INDEPENDENT OBLIGATIONS. Indemnitor's obligations under this Agreement are in addition to Indemnitor's obligations under any other existing or future agreements or guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Bank. Indemnitor's obligations under this Agreement are independent of any other indemnity obligations of Indemnitor under the Loan Documents, and any indemnity agreements signed by Indemnitor as Borrower. Bank may bring a separate action, or commence a separate arbitration proceeding against Indemnitor without first proceeding against any other party liable under the Loan Documents or any other person or any security that Bank may hold, and without pursuing any other remedy. Bank's rights under this Agreement shall not be exhausted by any action by Bank until the Loan has been paid and performed in full.

         3.13 NO RELEASE, SURVIVAL. Indemnitor shall not be released from his or its obligations under this Agreement except by a writing signed by Bank. Indemnitor's liability under this Agreement shall not terminate upon the payment in full of the Loin or upon the release, foreclosure or other termination of the Deed of Trust, but will survive the payment in full of the indebtedness secured by the Deed of Trust, foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, the release or termination of the Deed of Trust and any and all of the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

         3.14 CONSIDERATION. Indemnitor acknowledges that it expects to benefit from Bank's extension of the Loan, and that Indemnitor is executing this Agreement in consideration of that anticipated benefit.


IV.      GENERAL PROVISIONS

         4.1 EVENTS OF DEFAULT. Bank may declare Indemnitor to be in default under this Agreement upon the occurrence of any of the following events and ten (10) days period to cure ("Events of Default"):

                 (a) Indemnitor fails to perform any of its obligations under this Agreement; or

                 (b) Indemnitor revokes this Agreement or this Agreement becomes ineffective for any reason.

         4.2 RESERVATION OF OTHER RIGHTS AND REMEDIES. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this

Agreement, and any rights of contribution or indemnity under federal or state environmental law or any other applicable law, regulation or ordinance.

         4.3 DELAY; CUMULATIVE REMEDIES. If any Indemnified Party delays in exercising or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of such right or remedy. All remedies of any Indemnified Party against Indemnitor are cumulative.

         4.4 RULES OF CONSTRUCTION. In this Agreement, the word "person" includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one person, the word "Indemnitor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

         4.5     ARBITRATION

                 (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The Arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (b) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 4.5 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         4.6 SEVERABILITY. Every provision of this Agreement is intended to be severable. In the event any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

         4.7 IN-HOUSE COUNSEL FEES. Whenever Indemnitor is obligated to pay or reimburse any Indemnified Party for any attorneys' fees which may be incurred in enforcing and protecting Bank's rights or interests, those fees shall include the reasonable allocated costs for services of in-house counsel.

         4.8 MISCELLANEOUS. The provisions of this Agreement shall bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor and the Indemnified Parties; provided, however, that Indemnitor may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of Bank in each instance. The liability of all persons who are in any manner obligated under this Agreement shall be joint and several. Any Indemnitor who is married agrees that any Indemnified Party may look to all of his or her community property and separate property to satisfy his or her obligations under this Agreement. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         4.9 INTEGRATION: MODIFICATIONS. The Loan Documents, including this Agreement, (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. This Agreement may not be modified except in a writing signed by both Bank and Indemnitor.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                       INDEMNITOR:

                                       PACIFIC UNITED, L.P.,
                                       a Texas limited partnership

                                       By:  Pacific United Development Corp.,
                                            a Nevada corporation,
                                            its sole general partner


                                            By:  /s/ COLEMAN BRADLEY
                                                 ------------------------------
                                                 Coleman Bradley,
                                                 President